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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MEDECISION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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601 LEE ROAD
CHESTERBROOK CORPORATE CENTER
WAYNE, PENNSYLVANIA 19087

April 23, 2008
To our Shareholders:

        You are cordially invited to attend the 2008 Annual Meeting of Shareholders of MEDecision, Inc. Our Annual Meeting will be held on Tuesday, May 27, 2008, at 10:00 a.m., local time, at our principal executive offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.

        We describe in detail the actions we expect to take at our Annual Meeting in the attached Notice of 2008 Annual Meeting of Shareholders and proxy statement. Included with this proxy statement is a copy of our Annual Report for our fiscal year ended December 31, 2007. We encourage you to read our Annual Report. It includes information on our operations, products and services, as well as our audited financial statements.

        Please use this opportunity to take part in our corporate affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return your enclosed proxy card(s) in the enclosed postage-paid envelope or vote electronically via the Internet or telephone as soon as possible so that your shares can be voted in accordance with your instructions. See "How Do I Vote?" in this proxy statement for more details. Returning the proxy card(s) or voting on the Internet or by telephone does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

        We look forward to seeing you at the Annual Meeting.

Sincerely,

David St.Clair
 Chairman of the Board and Chief Executive Officer

601 LEE ROAD
CHESTERBROOK CORPORATE CENTER
 WAYNE, PENNSYLVANIA 19087

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m. (local time) on Tuesday, May 27, 2008
PLACE	601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087
ITEMS OF BUSINESS	(1) To elect one Class II director to serve through the 2011 Annual Meeting of Shareholders.
(2) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
RECORD DATE	In order to vote, you must have been a shareholder at the close of business on Friday, March 28, 2008.
PROXY VOTING
It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. You also have the option of voting your shares on the Internet or by telephone. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke your proxy at any time prior to the Annual Meeting by following the procedures set forth in this proxy statement.

By order of the Board of Directors

Carl E. Smith
 Executive Vice President, Chief Financial Officer and Secretary
Wayne, Pennsylvania
April 23, 2008

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MAY 27, 2008

        We are providing these proxy materials in connection with our 2008 Annual Meeting of Shareholders, which we refer to in these proxy materials as the Annual Meeting. This proxy statement, the accompanying proxy card or voting instruction card and our Annual Report for the year ended December 31, 2007 were first mailed to our shareholders on or about April 23, 2008. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

ABOUT THE ANNUAL MEETING

Who is soliciting my vote?

        Our board of directors is soliciting your vote at the 2008 Annual Meeting of Shareholders.

What is the purpose of the Annual Meeting?

        You will be voting on:

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  election of one Class II director to serve through the 2011 Annual Meeting of Shareholders; and

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  any other business that may properly come before the meeting.

What are the Board of Directors' recommendations?

        Our board of directors recommends a vote:

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  for the election of its one Class II director nominee; and

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  for or against any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof, as the proxy holders deem advisable.

What if other items come up at the Annual Meeting and I am not there to vote?

        We are not presently aware of any matters to be presented at the Annual Meeting other than those described in this proxy statement. When you return a completed, signed and dated proxy card or provide your voting instructions, you give the proxy holders, the names of which are listed on your proxy card, the discretionary authority to vote on your behalf on any matter that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

        Our board of directors set March 28, 2008 as the record date for the Annual Meeting, which we refer to in these proxy materials as the record date. All shareholders who owned our common stock at the close of business on March 28, 2008 may attend and vote at the Annual Meeting.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

        Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote by telephone or vote on the Internet, you retain the power to revoke your proxy or change your vote. If you are a shareholder of record, you can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our Secretary, specifying such revocation. You may also change your vote by delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet or by voting by ballot at the Annual Meeting. If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and submitting a later dated voting instruction card.

How many votes do I have?

        You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

        Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, StockTrans, Inc., you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy, executed in your favor, from the broker, bank or other holder of record.

How many votes can be cast by all shareholders?

        Each share of our common stock is entitled to one vote. There is no cumulative voting. We had 16,333,590 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the Annual Meeting?

        A majority of the outstanding shares of our common stock as of the record date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a "quorum." Shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or a proxy card has been properly submitted by you or on your behalf. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

How many votes are required to elect directors?

        Directors are elected by a plurality of the votes cast. This means that the individual nominated for election to our board of directors must receive a higher number of "FOR" votes among all votes properly cast in person or by proxy to be elected. The nominee does not need to receive a majority of the votes cast to be elected. If you withhold authority to vote with respect to the election of the nominee, your shares will not be voted with respect to the nominee indicated. Your shares will be counted for purposes of determining whether there is a quorum, but it will have no effect on the election of the nominee.

What if I don't vote for some of the items listed on my proxy card or voting instruction card?

        If you return your signed proxy card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of our board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, the shares will be voted in accordance with your instructions.

        If you are a beneficial owner and hold your shares in street name through a broker and do not give voting instructions to the broker, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the uncontested election of directors, but do not have discretion to vote on non-routine matters.

        If you do not provide voting instructions to your broker and the broker has indicated on the proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered "broker non-votes" with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to the election of directors or for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires a majority of the votes cast. With respect to a proposal that requires a majority of the outstanding shares (of which there are presently none for this Annual Meeting), a broker non-vote would have the same effect as a vote against such a proposal.

Who can attend the Annual Meeting?

        All shareholders as of the record date, or their duly appointed proxies, may attend. Each shareholder may also bring one guest to the meeting if there is space available. Only our shareholders of record will be entitled to speak at the Annual Meeting.

What do I need to attend the Annual Meeting and when should I arrive?

        In order to be admitted to the Annual Meeting, a shareholder must present an admission ticket or proof of ownership of our common stock on the record date. Any holder of a proxy from a shareholder must present the proxy card, properly executed, and an admission ticket to be admitted. Shareholders and proxyholders also must present a form of photo identification such as a driver's license.

        An admission ticket is on the back cover page of your proxy statement. If you plan to attend the Annual Meeting, please keep this ticket and bring it with you to the Annual Meeting. If you receive this proxy statement electronically, you can obtain a ticket in advance of the Annual Meeting by printing the final page of this proxy statement. If a shareholder does not bring an admission ticket, proof of ownership of our common stock on the record date will be needed to be admitted. If your shares are held in the name of a bank, broker or other holder of record, a brokerage statement or letter from a bank or broker is an example of proof of ownership.

        Admission to the Annual Meeting will begin at 9:30 a.m. (local time). Seating will be limited. In order to ensure that you are seated by the commencement of the Annual Meeting at 10:00 a.m. (local time), we recommend you arrive early.

        The Annual Meeting will be held at our offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087. When you arrive, signs will direct you to the appropriate meeting room. Please note that due to security reasons, all bags will be subject to search. We will be unable to admit anyone who does not comply with these security procedures. Cameras and other recording devices will not be permitted in the meeting room.

Who pays for the proxy solicitation and how will MEDecision solicit votes?

        We will bear the expense of printing and mailing proxy materials. In addition to this solicitation of proxies by mail, our directors, officers and other employees may solicit proxies by personal interview, telephone, facsimile or email. They will not be paid any additional compensation for such solicitation. We will request brokers and nominees who hold shares of our common stock in their names to furnish proxy materials to beneficial owners of the shares. We will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners.

How can I access MEDecision's proxy materials and Annual Report electronically?

        The proxy statement and our 2007 Annual Report are available on our website at http://www.medecision.com. You also can obtain a copy of our proxy statement and our Annual Report as well as our other periodic filings that we make with the Securities and Exchange Commission, to which we refer in this proxy statement as the SEC, from the SEC's EDGAR database at http://www.sec.gov.

Is a list of shareholders available?

        The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders at the Annual Meeting.

How do I find out the voting results?

        Preliminary voting results will be announced at the Annual Meeting, and final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2008, which we will file with the SEC. After the Form 10-Q is filed, you may obtain a copy by visiting our website, or by sending a request to Carl E. Smith, Executive Vice President, Finance, Chief Financial Officer and Secretary, MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087.

What if I have questions about lost stock certificates or I need to change my mailing address?

        Shareholders may contact our transfer agent, StockTrans, Inc., by calling 1-800-733-1121 or writing to StockTrans, Inc., Investor Services, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003, or visit their website at www.stocktrans.com to get more information about these matters.

What is the address of MEDecision's principal executive offices?

        Our principal executive offices are located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087.

HOW DO I VOTE?

        Your vote is important. You may vote by telephone, on the Internet, by mail or by attending the Annual Meeting and voting by ballot, all as described below. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy card. Telephone and Internet voting facilities are available now, will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time, on May 26, 2008.

  Vote by Telephone

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  If you are a shareholder of record, you can vote your shares by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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  If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the telephone by following the telephone voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

  Vote on the Internet

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  If you are a shareholder of record, you can vote your shares over the Internet by following the instructions on your proxy card. As with telephone voting, you can confirm that your instructions have been properly recorded.

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  If your shares are held in the name of a broker, bank or other nominee, you may vote your shares over the Internet by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

        If you vote on the Internet, please note that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies for which you will be responsible.

  Vote by Mail

  •
  If you are a shareholder of record, you can vote your shares by mail simply by marking your proxy card, dating and signing it, and returning it to StockTrans, Inc. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to MEDecision, Inc., c/o StockTrans, Inc., Investor Services, 44 West Lancaster Avenue, Ardmore, Pennsylvania 19003.

  •
  If your shares are held in the name of a broker, bank or other nominee, you may vote your shares by mail by following the voting instructions, if any, provided on the voting instruction card you receive from such broker, bank or other nominee.

  Voting at the Annual Meeting

        The method or timing of your vote will not limit your right to vote at the Annual Meeting if you attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, you must obtain a proxy, executed in your favor, from the holder of record of your shares to be able to vote at the Annual Meeting. You should allow yourself enough time prior to the Annual Meeting to obtain this proxy from the holder of record of your shares.

        THE SHARES REPRESENTED BY THE PROXY CARDS RECEIVED, PROPERLY MARKED, DATED, SIGNED AND NOT REVOKED, WILL BE VOTED AT THE ANNUAL MEETING. IF YOU SIGN AND RETURN YOUR PROXY CARD BUT DO NOT GIVE VOTING INSTRUCTIONS, THE SHARES REPRESENTED BY THAT PROXY CARD WILL BE VOTED AS RECOMMENDED BY OUR BOARD OF DIRECTORS.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

        At our Annual Meeting, shareholders will elect one director to hold office until our 2011 Annual Meeting of Shareholders. Nominees were recommended and approved by our nominating and governance committee. The directors shall serve until their successors have been duly elected and qualified or until any such director's earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy card, your shares will be voted for the election of the one nominee recommended by our board of directors, unless you mark the proxy card in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director.

Nominee for Election to the Board of Directors for a Three-Year Term Expiring at the 2011 Annual Meeting

        Paul Blondin has been nominated for election to our board of directors. Below is biographical information regarding Mr. Blondin.

        Paul E. Blondin, 57, has served as a member of our board of directors since the consummation of our initial public offering in December 2006 and is a member of the nominating and governance committee and the Chairperson of the audit committee. Mr. Blondin has been the Chief Executive Officer of Pactolus Communications Software Corp. since 2001. Mr. Blondin received a B.S. in Accounting from Boston College and a M.B.A. from Babson College.

Required Vote

        Directors are elected by a plurality of votes cast at the Annual Meeting.

The board of directors recommends a vote
for the election of the nominated director.

BOARD OF DIRECTORS

        Our board of directors is divided into three classes, with staggered three-year terms. Currently, our board of directors has five members. Unless otherwise specified in the accompanying proxy card, the shares voted pursuant thereto will be cast for Paul E. Blondin. If, for any reason, at the time of election, Mr. Blondin should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for a substituted nominee, who would be recommended by our board of directors. Our board of directors, however, has no reason to believe that Mr. Blondin will be unable to serve as a director.

        The following biographical information is furnished as to each current director who is not also a nominee for election as a director at the Annual Meeting:

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2009 Annual Meeting

        Elizabeth A. Dow, 57, has served as a member of our board of directors since the consummation of our initial public offering in December 2006 and is a member of the audit committee and the compensation committee and is the Chairperson of the nominating and governance committee. Since 1993, Ms. Dow has been the President and Chief Executive Officer of Leadership Philadelphia. Ms. Dow received a B.A. in Psychology from the University of Minnesota, an M.A. in Counseling from Cornell University and a M.B.A. from the Wharton School of Business at the University of Pennsylvania.

        David St.Clair, 55, founded MEDecision in 1988 and has served as the Chairman of our board of directors and Chief Executive Officer since 1988. Mr. St.Clair received a B.A.S. in Mechanical Engineering from the University of Pennsylvania and a M.B.A. from Harvard University.

Members of the Board of Directors Continuing in Office for a Term Expiring at the 2010 Annual Meeting

        Thomas R. Morse, 56, has served as a member of our board of directors since 1997, and is a member of the audit committee and is the Chairperson of the compensation committee. Since 1996, Mr. Morse has served as Principal of Liberty Advisors, Inc., a venture capital company. Mr. Morse currently serves on the board of directors of Othera Pharmaceuticals, ANI Pharmaceuticals and Sterling Services Group, Inc. Mr. Morse is a Chartered Financial Analyst. Mr. Morse received a B.S. in Mechanical Engineering from the United States Naval Academy and a M.B.A. from the Wharton School of Business at the University of Pennsylvania.

        Timothy W. Wallace, 50, has served as a member of our board of directors since March 2002. Commencing in April 2008, we engaged Mr. Wallace on a consulting basis to serve as our Interim President and Chief Operating Officer. In connection with this engagement, Mr. Wallace resigned as a member of the audit committee and nominating and governance committee of our board of directors. From April 2000 until March 2008, he served as the Chief Executive Officer of FullTilt Solutions, Inc., an enterprise product information management software company, and since April 2000 has served as its Chairman. Mr. Wallace is a Certified Public Accountant (inactive). Mr. Wallace received a B.S. in Accounting from Indiana University of Pennsylvania and a M.B.A. from Miami University.

Director Compensation

        The following table contains information regarding the compensation of our directors for the year ended December 31, 2007.

Name(A)	Fees Earned or Paid in Cash ($)(B)	Option Awards ($)(C)	Total ($)
Paul E. Blondin	$18,650	$24,012	$42,662
Elizabeth A. Dow	$16,391	$24,012	$40,403
Thomas R. Morse(D)	—	—	—
Timothy W. Wallace	$20,500	$24,012	$44,512

    (A)
    Mr. St.Clair, our Chief Executive Officer is not included in this table as he is an employee and thus does not earn or receive compensation for his service as a director. The compensation received by Mr. St.Clair as an employee is shown in the "Summary Compensation Table" on page 24.

    (B)
    This column reports the amount of cash compensation earned in 2007 for board and committee service.

    (C)
    These amounts represent the dollar amounts for 2007 financial statement reporting purposes for the fair value of stock options granted to each of the directors in accordance with SFAS 123R. For information on the valuation assumptions with respect to these grants, refer to footnote 2(o) of our financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the accounting expense of these awards for financial statement reporting purposes that was recognized in 2007 for these awards and may or may not reflect the actual value that will ultimately be realized by the director with respect to these awards. As of December 31, 2007, Mr. Blondin held options to purchase an aggregate of 10,000 shares of common stock, Ms. Dow held options to purchase an aggregate of 10,000 shares of common stock and Mr. Wallace held options to purchase an aggregate of 60,000 shares of common stock.

    (D)
    Mr. Morse is affiliated with Liberty Ventures, a shareholder that beneficially owns more than five percent of our common stock. As a result of his relationship with Liberty Ventures, Mr. Morse did not earn or receive any compensation for his board and committee service in 2007.

        We pay each member of our board of directors, other than those who are our employees or are employees or affiliates of our affiliates, an annual retainer of $15,000 for service on our board of directors. The chair of our compensation committee receives an additional annual retainer of $4,000, while each other member of our compensation committee receives an annual retainer of $2,000. In addition, the chair of our audit committee receives an additional annual retainer of $7,500 and each other member of our audit committee receives an additional annual retainer of $3,000. The chair of our nominating and governance committee receives an additional annual retainer of $3,000, while each other member of our compensation committee receives an annual retainer of $1,500.

        Following our annual meeting of shareholders, each member of our board of directors other than those who are our employees or are employees or affiliates of our affiliates, receives an annual stock option grant to purchase 10,000 shares of our common stock. We also reimburse members of our board of directors for travel, lodging and other reasonable out-of-pocket expenses incurred in attending board and committee meetings.

STRUCTURE AND PRACTICES
OF THE BOARD OF DIRECTORS

Policies Concerning Corporate Governance

        We regularly monitor developments in the area of corporate governance and review our processes and procedures in light of such developments. In those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and the NASDAQ Global Market. We believe that we have in place procedures and practices, including the following policies, which are designed to enhance our shareholders' interests.

Board Meetings

        Our business and affairs are managed under the direction of our board of directors. Members of our board of directors are kept informed of our business through discussions with our Chairman and Chief Executive Officer, Chief Financial Officer, Secretary and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of our board of directors and its committees.

        Our board of directors met 10 times during 2007, four of which were at regularly scheduled meetings and six of which were at special meetings. During 2007, the committees of our board of directors held a total of 12 meetings. Each director attended 100% of the total number of meetings of the board of directors and each committee of the board on which such director served.

Shareholder Communications with the Board of Directors

        Shareholders may initiate in writing any communication with our board of directors or any individual director by sending the correspondence to Carl E. Smith, Executive Vice President, Finance, Chief Financial Officer and Secretary, MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087 or by sending an email to Carl E. Smith at Carl.Smith@MEDecision.com. All communications should not exceed 500 words in length and must be accompanied by the following information:

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  a statement of the type and amount of our securities that the person holds;

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  any special interest of the shareholders in the subject matter of the communication (i.e.—not in such person's capacity as one of our shareholders); and

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  the address, telephone number and e-mail address, if any, of the person submitting the communication.

        In addition, e-mails from shareholders to our board of directors cannot contain attachments. Any attachments contained in such e-mail messages will be automatically removed. If you wish to provide additional materials with your communications, please use regular mail, sent to the address shown above.

        All communications that comply with the above procedural requirements will be relayed to the appropriate board member. We will not forward any communications:

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  regarding individual grievances or other interests that are personal to the party submitting the communication and could not reasonably be construed to be of concern to our security holders or other constituencies generally;

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  that advocate our engaging in illegal activities;

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  that, under community standards, contain offensive, scurrilous or abusive content; or

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  that have no rational relevance to our business or operations.

Board Attendance at the Annual Meeting

        Even though we encourage each member of our board of directors to attend our Annual Meeting of Shareholders, we do not have a formal policy requiring the members of our board of directors to attend. For our 2007 Annual Meeting of Shareholders, all members of our board of directors attended such Annual Meeting.

Independence Determination

        Our board of directors has and will continue to observe all applicable criteria for independence established by the NASDAQ Global Market and other governing laws and applicable regulations. No director is deemed to be independent unless our board of directors determines that the director has no relationship which would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. Our board of directors has determined that the following directors are independent as determined by the NASDAQ Global Market listing standards: Paul E. Blondin, Elizabeth A. Dow and Thomas R. Morse.

Code of Business Conduct and Ethics

        We maintain a Code of Business Conduct and Ethics applicable to our officers, employees and directors. We require all employees including our senior officers and our directors, to read and to adhere to the Code of Business Conduct and Ethics in discharging their work-related responsibilities. Any waiver of our Code of Business Conduct and Ethics for executive officers or directors may only be made by the Board of Directors and will be disclosed promptly as required by law or the NADAQ Global Market rules. Such disclosure may be on our website at http://investorrelations.medecision.com.

Board Committees

        The standing committees of our board of directors include the audit committee, the compensation committee and the nominating and governance committee. These committees are described below. Our board of directors also may establish various other committees to assist it in its responsibilities.

        The board has adopted a written charter of each of the foregoing committees. The full text of each charter is available on our website at http://investorrelations.medecision.com/documents.cfm or can be obtained by sending a request to Carl E. Smith, Executive Vice President, Finance, Chief Financial Officer and Secretary, MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087.

        The following table shows the current members (indicated by an "X" or "Chair") of each of our board committees and the number of committee meetings held and number of actions taken by unanimous written consents during 2007:

	Audit	Compensation	Nominating/ Governance
David St.Clair	—	—	—
Paul E. Blondin	Chair	—	X
Elizabeth A. Dow	X	X	Chair
Thomas R. Morse	X	Chair	—
Timothy W. Wallace	—	—	—
Number of Meetings	6	5	1
Number of Consents	2	1	0

  Audit Committee

        Our audit committee oversees our corporate accounting and financial reporting process. Our audit committee:

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  evaluates the qualifications, independence and performance of our independent registered auditors;

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  determines the engagement of our independent auditors;

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  approves the retention of our independent auditors to perform any proposed permissible non-audit services;

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  ensures the rotation of the partners of our independent auditors on our engagement team as required by law;

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  reviews our financial reports and other financial information that we prepare;

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  reviews our systems of internal controls established for finance, accounting, legal compliance and ethics;

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  reviews our accounting and financial reporting processes;

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  provides for effective communication between our board of directors, our senior and financial management and our independent auditors;

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  discusses with management and our independent auditors the results of our annual audit and the review of our quarterly financial statements;

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  reviews the audits of our financial statements;

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  reviews legal matters that may have a material impact on our financial statements; and

  •
  implements a pre-approval policy for certain audit and non-audit services performed by our independent auditors.

        Our audit committee is comprised of Mr. Blondin, Ms. Dow and Mr. Morse, each of whom is a non-employee member of our board of directors. Mr. Blondin is the Chairperson of the audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence under the current requirements of the listing standards of the NASDAQ Global Market and under Section 10A-3 of the Securities Exchange Act of 1934. Our board of directors also has determined that each of Mr. Blondin and Mr. Morse is an "audit committee financial expert" as defined under SEC rules and regulations implementing Section 407 of the Sarbanes-Oxley Act of 2002. We intend to comply with future requirements regarding our audit committee to the extent they become applicable to us.

  Compensation Committee

        Our compensation committee reviews and recommends policy relating to the compensation and benefits of our executive officers. Our compensation committee:

  •
  reviews and approves corporate goals and objectives relevant to the compensation and the benefits of our Chief Executive Officer and our other executive officers;

  •
  evaluates the performance of these officers in light of those goals and objectives; and

  •
  sets compensation of these officers based on such evaluations.

        Please see our "Compensation Discussion and Analysis" section for a summary of the customary procedures followed by our compensation committee in deciding on the appropriate level of compensation for our named executive officers and what factors it takes into consideration in doing so.

        Our compensation committee also administers the issuance of stock options and other awards under our 2006 Equity Incentive Plan and our Amended and Restated Stock Option Plan. Our compensation committee is comprised of Ms. Dow and Mr. Morse. Mr. Morse is the Chairperson of the compensation committee. We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NASDAQ Global Market and SEC rules and regulations, including those regarding the independence of our compensation committee members. We intend to comply with future requirements to the extent that they become applicable to us.

  Nominating and Governance Committee

        Our nominating and governance committee is comprised of Ms. Dow and Mr. Blondin. Ms. Dow is the Chairperson of the nominating and governance committee. We believe that the composition and functioning of our nominating and governance committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NASDAQ Global Market and SEC rules and regulations, including those regarding the independence of our nominating and governance committee members. We intend to comply with future requirements to the extent that they become applicable to us. Our nominating and governance committee's responsibilities include the selection of potential candidates for our board of directors. It also makes recommendations to our board of directors concerning the structure and membership of the other committees of our board of directors. The nominating and governance committee is responsible for implementing policies and procedures with regard to consideration of any director candidates recommended by our shareholders.

Minimum Qualifications of Directors

        In making its recommendations as to nominees for election to our board of directors, our nominating and governance committee may consider, in its sole judgment, recommendations of our Chief Executive Officer, other board members, senior executives, shareholders and third parties. Our nominating and governance committee may also retain third-party search firms to identify candidates. Shareholders desiring to recommend nominees should submit their recommendations in accordance with the instructions in the section of this proxy statement entitled "Shareholder Nominations of Directors and Other Business; Shareholder Recommendations of Nominees."

        Our nominating and governance committee may consider the following criteria in determining whether a nominee is qualified:

  •
  personal and professional integrity, ethics and values;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company;

  •
  experience in our industry;

  •
  experience as a board member of another publicly held company;

  •
  diversity of expertise and experience in substantive matters pertaining to our business relative to other board members; and

  •
  practical and mature business judgment.

Shareholder Nominations of Directors and Other Business

        Shareholder Nominations of Directors and Other Business.    Our bylaws provide procedures pursuant to which a shareholder may nominate individuals for election to our board of directors or bring forth other business for consideration at any meeting of shareholders. A shareholder desiring to nominate a director for our board of directors or to propose business for consideration should deliver a notice to our Secretary at our principal executive offices at MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087, so that it is received no later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting of shareholders. In the event that the date of the annual meeting of shareholders is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual meeting of shareholders, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting of shareholders and not later than the later of the 60th day prior to the annual meeting of shareholders or the 15th day following the date of the public announcement of the date of the annual meeting of shareholders is first made by us.

        The shareholder's notice must set forth:

  •
  as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a member of our board of directors if so elected;

  •
  as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and

  •
  as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on our books, and of such beneficial owner; (ii) the class and number of shares which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

        Shareholder Recommendations of Nominees.    Our board of directors considers suggestions from many sources, including shareholders, regarding possible candidates for director. The board of directors will give consideration to shareholder recommendations for positions on our board of directors where the committee has not determined to re-nominate a qualified incumbent director. The board of directors will only consider recommendations of candidates who satisfy the minimum qualifications prescribed above for board nominees, including that a director must represent the interests of all shareholders and not serve for the purpose of favoring or advancing the interests of any particular shareholder group or other constituency.

        To be considered by our board of directors, a shareholder recommendation must be submitted to our Secretary and include a complete description of the nominee's qualifications, experience and background, together with a statement signed by the nominee in which he or she consents to serve as a director if nominated and elected.

        While our board of directors has not established a minimum number of shares that a shareholder must own in order to suggest a candidate for consideration, or a minimum length of time during which the shareholder must own its shares, the board of directors will take into account the size and duration of a recommending shareholder's ownership interest. Our board of directors will also consider the extent to which the shareholder making the suggestion intends to maintain its ownership interest in shares of our common stock.

Compensation Committee Interlocks and Insider Participation

        The current members of our compensation committee are Ms. Dow and Mr. Morse (chairperson). Neither of these individuals was at any time during fiscal year 2007 an officer or employee of ours. In addition, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information, as of March 28, 2008, with respect to the beneficial ownership of our common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of our common stock; (ii) each director or nominee; (iii) each named executive officer as set forth in the Summary Compensation Table; and (iv) all current executive officers and directors as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of March 28, 2008 are deemed to be outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon 16,333,590 shares of our common stock outstanding as of March 28, 2008. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is c/o MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Five-Percent Shareholders:
Funds Affiliated with Grotech Capital Group V, LLC(1)	2,432,706	14.9%
Funds Affiliated with AWM Investment Company, Inc.(2)	1,751,863	10.7%
Stockwell Fund, L.P.(3)	1,621,616	9.9%
Funds Affiliated with Liberty Ventures(4)	1,470,999	9.0%
DWS Investment GmbH(5)	941,860	5.8%
Funds Affiliated with Kingdon Capital Management, LLC(6)	950,000	5.8%
Funds Affiliated with Great Point Partners, LLC(7)	1,057,397	6.5%
Directors and Named Executive Officers:
David St.Clair(8)	2,050,106	12.5%
John H. Capobianco(9)	486,785	3.0%
Carl E. Smith(10)	208,507	1.3%
Ronald Nall(11)	150,000	*
Scott Paddock	—	—
Mary Jo Timlin-Hoag(12)	7,500	*
Henry A. DePhillips, III, M.D.(13)	—	—
Paul E. Blondin(14)	10,000	*
Elizabeth A. Dow(15)	10,000	*
Thomas R. Morse(4)	1,470,999	9.0%
Timothy W. Wallace(16)	35,000	*
All directors and executive officers as a group (9 persons)(4)(8)(10)(11)(12)(14)(15)(16)	3,942,112	23.4%

*
Less than 1%.

(1)
Represents 38,922 shares of common stock held by Grotech V Maryland Fund, L.P. and 2,393,784 shares of common stock held by Grotech Partners V, L.P. Grotech Capital Group V, LLC is the general partner of each of Grotech V Maryland Fund, L.P. and Grotech Partners V, L.P. Voting and investment power over the 2,432,706 shares beneficially owned by Grotech Capital

  Group V, LLC is shared by Frank A. Adams and Stuart Frankel. The address of Grotech Capital Group V, LLC is 9690 Deereco Road, Suite 800, Timonium, Maryland 21093.

(2)
The information set forth in this line item is based upon an Amendment No. 2 to Schedule 13G filed with the Securities and Exchange Commission on March 7, 2008 and a Form 4 filed with the SEC on March 19, 2008. Represents 20,305 shares of common stock held by Special Situations Cayman Fund, L.P. and 1,731,558 shares of common stock held by Special Situations Fund III QP, L.P. AWM Investment Company, Inc. is (i) the general partner of and investment adviser to Special Situations Cayman Fund, L.P. and (ii) the general partner of the general partner of, and the investment adviser to, Special Situations Fund III QP, L.P. Austin W. Marxe and David M. Greenhouse are the controlling principals of AWM Investment Company, Inc. Voting and investment power over the 1,751,863 shares beneficially owned by AWM Investment Company, Inc. is shared by Austin W. Marxe and David M. Greenhouse. The address of Austin W. Marxe and David M. Greenhouse is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(3)
Stockwell Fund, L.P. is a Delaware limited partnership, the general partner of which is Stockwell Managers, LLC, a Delaware limited liability company. The Investment Committee of Stockwell Fund, L.P. has voting and investment power over the shares beneficially owned by Stockwell Fund, L.P. The members of the Investment Committee of Stockwell Fund, L.P. are as follows: David S. Evans, William J. McGrath, Jon A. Burgman, Thomas A. Garvin and Hollis W. Rademacher. The address of Stockwell Fund, L.P. is 222 West Adams Street, Suite 1000, Chicago, Illinois 60606.

(4)
Represents 1,146,285 shares of common stock held by Liberty Ventures I, L.P., 301,133 shares of common stock held by Liberty Ventures II, L.P. and 23,581 shares of common stock held by Thomas R. Morse. Mr. Morse is the president and sole stockholder of Liberty Ventures, Inc., which is the general partner of Liberty Ventures I, L.P. Mr. Morse is also a managing director of the general partner of Liberty Ventures II, L.P. Voting and investment power over the shares beneficially owned by Liberty Ventures I, L.P. and Liberty Ventures II, L.P. is held by Mr. Morse. Mr. Morse disclaims beneficial ownership of the shares held by Liberty Ventures, except to the extent of his pecuniary interest in the named funds. The address of Mr. Morse and each of the funds is c/o Liberty Venture Partners, 2001 Market St., Suite 3820, Philadelphia, Pennsylvania 19103.

(5)
The information set forth in this line item is based upon a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2007. The address of DWS Investment GmbH is Mainzer Landstr. 178-190, 60612 Frankfurt, Germany.

(6)
The information set forth in this line item is based upon an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 2008. Represents an aggregate of 950,000 shares of common stock held for the accounts of Kingdon Associates, L.P., M. Kingdon Offshore Ltd. and Kingdon Family Partnership, L.P. (collectively, the "Kingdon Entities"). Kingdon Capital Management, LLC serves as investment manager to each of the Kingdon Entities. Mark Kingdon is the managing member and president of Kingdon Capital Management, LLC. The address of Kingdon Capital Management, LLC and Mark Kingdon is 152 West 57th Street, 50th Floor, New York, New York 10019.

(7)
The information set forth in this line item is based upon an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008. Represents 570,996 shares of common stock held by Biomedical Value Fund, L.P. and 486,401 shares of common stock held by Biomedical Offshore Value Fund, Ltd. Great Point Partners, LLC is the investment manager to Biomedical Value Fund, L.P. and Biomedical Offshore Value Fund, Ltd. Dr. Jeffrey R. Jay, M.D. and David Kroin are managing members of Great Point Partners, LLC. Voting and investment power over the 1,057,397 shares beneficially owned by Great Point

  Partners, LLC is shared by Dr. Jeffrey R. Jay, M.D. and David Kroin. The address of Great Point Partners, LLC, Dr. Jeffrey R. Jay, M.D. and David Kroin is 165 Mason Street, 3rd Floor, Greenwich, Connecticut 06830.

(8)
Includes 183,500 shares of common stock owned jointly by Mr. St.Clair and his wife as tenants in common and options to purchase 159,375 shares of common stock held by Mr. St.Clair that are exercisable within 60 days of March 28, 2008.

(9)
Includes options to purchase 125,000 shares of our common stock held by Mr. Capobianco that are exercisable within 60 days of March 28, 2008. Mr. Capobianco terminated his employment with us on August 14, 2007.

(10)
Includes options to purchase 167,625 shares of common stock held by Mr. Smith that are exercisable within 60 days of March 28, 2008.

(11)
Includes options to purchase 150,000 shares of common stock held by Mr. Nall that are exercisable within 60 days of March 28, 2008. Mr. Nall's employment with us terminated on April 15, 2008.

(12)
Includes options to purchase 7,500 shares of common stock held by Ms. Timlin-Hoag that are exercisable within 60 days of March 28, 2008. Ms. Timlin-Hoag ceased serving as one of our executive officers in April, 2008.

(13)
Dr. DePhillips terminated his employment with us on October 1, 2007.

(14)
Includes options to purchase 10,000 shares of common stock held by Mr. Blondin that are exercisable within 60 days of March 28, 2008.

(15)
Includes options to purchase 10,000 shares of common stock held by Ms. Dow that are exercisable within 60 days of March 28, 2008.

(16)
Includes options to purchase 35,000 shares of common stock held by Mr. Wallace that are exercisable within 60 days of March 28, 2008.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

        The following are biographical summaries of our current executive officers. The summary for Mr. St.Clair and Mr. Wallace appear in the section of this proxy statement entitled "Board of Directors."

        Scott Paddock, 38, joined us in July 2007 as Executive Vice President, Client Solutions. In October 2007, Mr. Paddock was appointed Executive Vice President and Chief Solutions Officer. From 2005 until 2007, he served as Senior Vice President of the Applied Technologies Solutions Division of RWD Technologies, following one year as Vice President, New Business for Dendrite International. Mr. Paddock held several positions during a seven-year tenure with General Electric from 1997 until 2004, ending as Vice President, Sales for the GE FANUC division. Mr. Paddock holds a M.B.A. from Franklin University of Ohio, and B.S. degrees in Mechanical Engineering and Physics from the State University of New York at Buffalo and Fredonia, respectively.

        Andrew P. Schuyler, M.D., 58, joined us in April 2008 as our Executive Vice President and Chief Medical Officer. From August 2004 until April 2008, Dr. Schuyler served as Executive Medical Director of Horizon Blue Cross Blue Shield of New Jersey, a healthcare services corporation. From July 1996 until August 2004, Dr. Schuyler served as Senior Medical Director of Aetna, a medical management insurer. Dr. Schuyler received a B.A. in Psychology from Williams College and a M.D. from Cornell University Medical College.

        Carl E. Smith, 60, joined us in 2001 as our Vice President, Finance and Chief Financial Officer. In 2002, Mr. Smith became our Secretary, and he continues to serve in such capacity. In 2004, Mr. Smith was promoted to Executive Vice President, Finance and Chief Financial Officer, and he continues to serve in such capacity. Mr. Smith received a B.S. in Business and Accounting from the Pennsylvania State University and is a Certified Public Accountant.

Compensation Discussion & Analysis

  Summary

        The compensation committee of our board of directors is responsible for establishing the compensation levels of our chief executive officer and our other named executive officers, referred to herein as "executive management." The principal components of compensation for these officers consist of annual base salary, cash and equity incentives and severance arrangements.

  Relationship of Compensation Objective to Business Objective

        Our business objective is to be the leading provider of collaborative health care management solutions. The key elements of our strategy to achieve that business objective include: an expansion of our customer relationships; the development of new solutions and the next generation of our core product offering—Collaborative Health Care Management; the market-wide adoption of our Patient Clinical Summary; and the establishment of predictable, recurring revenue streams. Our compensation objective is therefore to attract and retain qualified, experienced managers who are best qualified and committed to executing on the above described business strategy.

        We compete with companies of all stages and sizes for management talent. However, as a relatively young and new public company, our cash resources are finite. Therefore, a significant portion of our compensation is provided in the form of equity-based incentives. At present, our compensation programs are largely discretionary. This approach provides us with flexibility to respond appropriately to the frequent changes affecting our business.

        The compensation committee continually evaluates the effectiveness of our compensation arrangements. We therefore expect that, as we mature and our business evolves, our compensation arrangements will also evolve.

  Elements of Compensation

  Base Salary

        The compensation committee establishes the base salaries of each member of executive management and reviews those base salaries on an annual basis. The compensation committee considers a number of factors in establishing and reviewing base salaries, including our performance, the recommendations of our chief executive officer (with respect to the salaries of members of executive management other than himself), individual performance, responsibilities and experience.

        We also consider external benchmarks of base salaries of executive management, utilizing market surveys compiled by Culpepper and Associates, an international provider of compensation benchmarking data that specializes in the technology and life science markets. The data received from Culpepper and Associates is based upon our input criteria of technology companies that are public, with revenue sizes comparable to ours and growth parameters comparable to our rate of growth, and that are located within the northeastern region of the United States. The Culpepper survey data is provided in consolidated form, such that individual peer companies are not specifically identified.

        The compensation committee's objective is to provide base salaries to executive management that are between the 50th and 90th percentiles of the salary range within the Culpepper survey data. We believe that, given our size, the stage of our business and the market dynamics affecting the price of our common stock, above-average base salaries are necessary to attract and retain qualified personnel.

        At the start of 2007, the compensation committee reviewed executive management base salaries for those named executive officers listed below and did not make any adjustments:

Named Executive Officer	2006 Base Salary	2007 Base Salary	Percentage Change
David St.Clair	$315,000	$315,000	0.0%
John H. Capobianco	$275,625	$275,625	0.0%
Carl E. Smith	$225,000	$225,000	0.0%
Henry A. DePhillips, III, M.D.	$327,600	$327,600	0.0%

        In 2007, the compensation committee concluded that no adjustment to base salary was appropriate primarily due to our financial performance in 2006 and our performance as a new public company. In 2008, the compensation committee again reviewed executive management base salaries and concluded that no adjustment was appropriate primarily due to our financial performance in 2007. Scott Paddock began his employment with us on July 23, 2007 and his annual base salary for 2007 and 2008 is $225,000. As of April 15, 2008, Mary Jo Timlin-Hoag no longer serves as one of our executive officers. John H. Capobianco, Henry A. DePhillips, III, M.D. and Ronald D. Nall terminated their employment with us on August 14, 2007, October 1, 2007 and April 15, 2008, respectively.

        In April, 2008, we entered into a Consulting Agreement with Timothy W. Wallace to serve as our Interim President and Chief Operating Officer. Pursuant to the terms of the Consulting Agreement we have agreed to pay Mr. Wallace $6,500 per week and to continue to pay Mr. Wallace for his service as a member of our board of directors, except for service on any committees of the board of directors.

  Cash Incentives

        To focus certain members of executive management on building recurring revenues, we maintained a cash incentive arrangement for Mr. Capobianco, our former President and Chief Operating Officer and a revenue based cash incentive arrangement for Dr. Henry DePhillips, our former Executive Vice

President and Chief Medical Officer, prior to the cessation of their employment with us. In 2007, we entered into a revenue based cash incentive arrangement with Mr. Scott Paddock, our Executive Vice President, Client Solutions, pursuant to the terms of his employment agreement.

        Pursuant to his negotiated employment agreement, Mr. Capobianco was entitled to receive an annual bonus for each fiscal year equal to 1% of the net increase in our consolidated revenues measured in comparison to the consolidated revenues for the preceding year. The amount earned by Mr. Capobianco in 2006 under this arrangement is shown under the column "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. Mr. Copabianco terminated his employment with us on August 14, 2007 and will not receive an annual incentive plan bonus for 2007. See "Potential Payouts Upon Termination or Change-In-Control—Severance Letter Agreement with John. H. Copabianco" section of this proxy statement.

        Mr. Paddock's employment with us began on July 23, 2007. Under the terms of his employment agreement, Mr. Paddock will be eligible for an annual cash bonus for each of the fiscal years ending December 31, 2008, 2009, 2010 and 2011, respectively, based upon the actual revenue reflected in our annual financial statements in each year compared to (1) "Base Year" revenues; (2) our annual public revenue guidance, if any; and (3) our annual internal revenue target. "Base Year" revenues are defined as the highest annual revenues achieved by us in any fiscal year on or subsequent to December 31, 2007 compared to each of the years ending December 31, 2008 through 2011. If our annual revenues exceed our Base Year revenues, Mr. Paddock will receive a cash bonus equal to (A) $80,000 multiplied by (B)(1) the amount which our annual revenues exceed our Base Year revenues divided (2) the difference between our annual public revenue guidance and our Base Year revenue. If our annual revenues exceed our annual public revenue guidance but is less than our annual internal revenue target then Mr. Paddock will receive a cash bonus equal to $80,000 plus (A) $100,000 multiplied by (B)(1) the amount by which our annual revenues exceed our annual public revenue guidance divided by (2) the difference between our annual public guidance and our internal revenue target. If our annual revenues exceed our internal revenue target then Mr. Paddock will receive a cash bonus equal to $180,000 plus one percent of the amount by which our annual revenues exceeds our internal revenue target. In addition, for each of the fiscal years ending December 31, 2008, 2009, 2010 and 2011, respectively, in which our annual revenues exceed our annual public revenue guidance, Mr. Paddock will be eligible for an additional cash bonus of up to $50,000 based upon the achievement of revenue balance goals established in the discretion of our board of directors and will also be eligible for another cash bonus of up to $50,000 based upon the achievement of sales management goals established in the discretion of our board of directors. Since our internal revenue targets, determination of revenue balance goals and sales management goals contain highly sensitive information, we do not disclose specific performance measures and targets because we believe that such disclosure would result in serious competitive harm. Cash bonuses earned by Mr. Paddock with respect to any applicable fiscal year will be paid within 30 days after the filing of our Annual Report on Form 10-K with respect to that fiscal year and payment is conditioned upon Mr. Paddock being in our employ at the time of such filing. Since our internal revenue targets contain highly sensitive information, we do not disclose the specific targets because we believe that such disclosure would result in serious competitive harm.

        Dr. DePhillips's arrangement provided for cash incentives at various levels based on revenues recognized in the following categories: Patient Clinical Summary subscriptions and transactions and the licensing, maintenance and support of our Clinical Rules and Processes and Data Gathering and Analytics products. The specific performance goal in each category is confidential and is based on our proprietary annual operating plan and is therefore not disclosed. The amount earned by Dr. DePhillips in 2007 under this arrangement is shown under the column "Non-Equity Incentive Plan Compensation" of the Summary Compensation Table. Upon Dr. DePhillip's termination of his employment with us on October 1, 2007, this commission plan expired and Dr. DePhillip's became ineligible to receive any payments pursuant to the terms of this commission plan. No sales incentive plan was maintained for Dr. DePhillips prior to 2007.

        Other than the individual arrangements noted above, we do not otherwise maintain formal cash incentive programs. Rather, following the completion of our fiscal year, the compensation committee makes a subjective assessment of corporate and individual executive performance in that year and may award discretionary cash bonuses in respect of such performance. The compensation committee's assessment generally takes into consideration recommendations from our chief executive officer (with respect to members of executive management other than himself).

        For 2006 and 2007, the compensation committee did not award any discretionary cash bonuses to any member of executive management. With respect to 2008 and future years, the compensation committee is considering whether establishing an annual cash incentive with objective performance goals will further our strategic objectives, although no decision has yet been made in this regard.

  Stock Options

        Our equity incentive plans allow equity-based incentives to be structured in a variety of forms. However, to date, the compensation committee has awarded equity incentives almost exclusively in the form of stock options. The compensation committee believes the use of stock options that require a meaningful period of service prior to vesting causes optionees to focus appropriately on the creation of sustained increases in shareholder value and encourages executive retention.

        We have historically awarded stock options to substantially all new employees, including new members of executive management, shortly following commencement of employment. These awards generally have an exercise price equal to or greater than the fair market value of the subject shares on the date of grant and vest in equal annual installments over a four year period, based on the optionee's continued service.

        Except as noted below with respect to Mr. Capobianco, Mr. Nall and Mr. Paddock, we do not have a policy or practice of making additional stock option grants to executive management on a regular basis. Rather, the compensation committee has awarded additional stock options to executive management from time to time, in its discretion. Factors considered by the compensation committee in deciding when and whether to award additional stock options include the recommendation of our chief executive officer and president (with respect to members of executive management other than himself) and the compensation committee's subjective evaluation of individual and/or corporate performance in recent periods. The pricing and vesting terms of additional stock option grants are generally the same as grants made upon commencement of employment.

        Under his negotiated employment agreement, Mr. Capobianco was eligible to receive equity incentive awards annually, during the term of the agreement. The target size of each such award is 130,000 shares of our common stock. However, the actual size, type, vesting provisions and other terms and conditions of each such award are determined by the compensation committee, in its discretion. No awards were granted to Mr. Capobianco in 2007 based upon our financial performance in 2006.

        Prior to our initial public offering in December 2006, the exercise price of option grants was intended to reflect the fair market value of our common stock on the date of grant, as determined by the compensation committee. The compensation committee's determination in this regard was based upon preliminary valuation estimates of the company made during the initial public offering process. In 2006, Messrs. St.Clair, Capobianco and Nall were awarded options to purchase 125,000, 125,000 and 150,000 shares of common stock, respectively, at an exercise price of $22.00 per share. In hindsight, the compensation committee's estimate of fair market value was significantly higher than the actual offering price of our common stock in our initial public offering. In light of the large price premium, the compensation committee believed these awards were not likely to accomplish their intended incentive and retention effects. Therefore, the compensation committee approved an award in 2007 to each of Messrs. St.Clair, Capobianco and Nall equal to the number of shares granted in 2006 at an exercise price equal to our initial public offering price of $10.00 per share. The compensation committee also awarded options at our initial public offering price of $10.00 per share to non-executives who in 2006 received option grants at $22.00 per share.

        Under the terms of his employment agreement, Mr. Paddock will be eligible for annual equity incentive awards for each of the fiscal years ending December 31, 2008, 2009, 2010 and 2011, respectively, based upon the actual revenue reflected in our annual financial statements in each year compared to (1) "Base Year" revenues; (2) our annual public revenue guidance, if any; and (3) our annual internal revenue targets. "Base Year" revenues are defined as the highest annual revenues achieved by us in any fiscal year on or subsequent to December 31, 2007 compared to each of the years ending December 31, 2008 through 2011. If our annual revenues exceed our Base Year revenues, Mr. Paddock will be granted an additional stock option with respect to the following number of shares: (A) 15,000, multiplied by (B) a fraction (not to exceed one) the numerator of which will be the amount by which our annual revenues exceed the Base Year revenue, and the denominator of which will be the difference between our public revenue guidance and our Base Year revenue. Each such option will become exercisable over the four year period following the date of grant (in four equal annual installments), subject in each case to Mr. Paddock's continued employment by us through the applicable vesting date. If our annual revenues exceed our public revenue guidance, Mr. Paddock will be granted an additional stock option with respect to the following number of shares: (A) 15,000, multiplied by (B) a fraction (not to exceed one) the numerator of which is the amount by which our annual revenues exceed our annual public revenue guidance, and the denominator of which is the difference between our annual internal revenue targets and our annual public revenue guidance. Each such option will be immediately exercisable with respect to half the shares subject thereto, and will become exercisable with respect to the remaining shares subject thereto on the first anniversary of the date of grant, subject to Mr. Paddock's continued employment with us through that date. Notwithstanding the foregoing, for each one percent by which our annual revenues exceed our internal revenue target, Mr. Paddock will be granted an additional stock option with respect to 3,000 shares of our common stock up to a maximum grant of 30,000 shares of our common stock. Each such option will be immediately exercisable with respect to half the shares of our common stock subject thereto, and will become exercisable with respect to the remaining shares of common stock subject thereto on the first anniversary of the date of grant, subject to Mr. Paddock's continued employment by us through that date. Since our internal revenue targets contain highly sensitive information, we do not disclose the specific targets because we believe that such disclosure would result in serious competitive harm.

        On August 16, 2007, our compensation committee granted a performance option to purchase 37,500 shares of our common stock at an exercise price of $4.00 per share to Robert Nall. The option award agreement provides that such option becomes fully exercisable upon the filing with the SEC of our Annual Report on Form 10-K for the year ended December 31, 2007, provided that (i) such Form 10-K reflects an unqualified opinion by our independent registered public accounting firm with respect to the financial statements that include the recognition of revenue under customer agreements for the purchase of our CarePlanner 6.0 executed prior to December 31, 2007, (ii) on or prior to December 31, 2007, CarePlanner 6.0 has been delivered for general market sale and operated in all respect in accordance with product documentation, and (iii) Mr. Nall remains employed with us on the date we file our Annual Report on Form 10-K with the SEC. All of the above conditions required for exercise were satisfied on March 28, 2008, and the option is currently exercisable for the entire underlying amount.

  Severance Arrangements

        We have entered into employment agreements with Messrs. St.Clair, Paddock and Smith. These agreements contain provisions regarding severance rights in the event of certain cessations of employment, including certain cessations that may occur in connection with a change-in-control of the company. In addition, in connection with Mr. Capobianco's termination of employment with us, we entered into a Severance Letter Agreement with Mr. Capobianco. These arrangements are described in greater detail below under the heading "Potential Payments Upon Termination or Change-in-Control."

        We believe reasonable severance arrangements are necessary to attract and retain qualified management, given our stage and size and the market dynamics affecting us. To date, the parameters of these severance arrangements have not been determined with reference to particular benchmarks, but rather have been established by the compensation committee based on its members' collective experience and subjective judgment of prevailing market practices in this regard. The resultant agreements in each case reflect arms' length negotiations between the covered executive and the compensation committee.

  Perquisites

        We do not generally provide our executive management with material perquisites. However, pursuant to our negotiated employment agreement with Mr. St.Clair, we provide him the use of a company-owned automobile due to his extensive travel to visit customers, sales prospects and strategic business partners.

        We provide for company paid trips for sales personnel, and their spouses, who have achieved, or exceeded, their sales quota target for the previous calendar year. Our chief executive officer and certain other members of executive management who are involved in the sales process generally participate in such trips, along with their spouses. These trips are primarily recreational and, therefore, the participating executives do derive personal benefit from them. Thus, the estimated value of these trips is included in the Summary Compensation Table in the column under the heading "All Other Compensation." These executives are expected, however, to participate in these trips to encourage team-building and strengthen their relationships with key sales personnel.

  Allocation of Compensation Elements

        The compensation committee does not benchmark total compensation or attempt to achieve a fixed allocation between cash and non-cash compensation. Rather, the compensation committee seeks to ensure the reasonableness of each element of compensation independently. However, in making discretionary decisions with respect to any single compensation element, the compensation committee may subjectively take into consideration compensation paid or payable under other elements.

Executive Compensation

Summary Compensation Table

        The following table sets forth summary information concerning compensation of our principal executive officer and principal financial officer, each of the next three most highly compensated executive officers other than our principal executive officer and principal financial officer serving at December 31, 2007 and up to two additional executive officers who would have otherwise qualified as one of our most highly compensated executive officers but for the fact that he was not serving as an executive officer at December 31, 2007, whose total compensation (excluding any compensation as a result of a change in pension value and nonqualified deferred compensation earnings) exceeded $100,000 during our year ended December 31, 2007. We refer to these persons in this proxy statement as our named executive officers.

	Year	Salary		Option Awards ($)(A)		Non-Equity Incentive Plan Compensation ($)			All Other Compensation ($)			Total
David St.Clair Chairman and Chief Executive Officer	2007 2006	$ $	315,000 312,500	$ $	253,788 139,506		— —		$ $	18,477 15,899	(B) (B)	$ $	587,265 467,905
John H. Capobianco(C) Former President and Chief Operating Officer	2007 2006	$ $	176,485 273,440	$ $	458,570 92,738	$	— 56,130	(E)	$ $	191,503 10,047	(D) (F)	$ $	826,558 432,355
Carl E. Smith Executive Vice President, Finance, Chief Financial Officer and Secretary	2007 2006	$ $	225,000 222,500	$ $	91,800 91,800		— —		$ $	3,542 3,187	(G) (G)	$ $	320,342 317,487
Ronald D. Nall(H) Former Executive Vice President and Chief Information Officer	2007		$225,000		$228,392		—			$1,022	(I)		$454,414
Henry A. DePhillips, III, M.D.(J) Former Executive Vice President and Chief Medical Officer	2007 2006	$ $	261,919 325,000	$ $	50,250 50,250		$18,350 —	(K)	$ $	3,372 10,047	(G) (F)	$ $	333,891 385,297
Scott Paddock(L) Executive Vice President, Client Solutions	2007		$93,750		$9,483		$30,000	(M)		$426	(I)		$133,659
Mary Jo Timlin-Hoag(N) Former Senior Vice President, Client Operations	2007		$196,250		$28,275		—			—			$224,525
(A)
These amounts represent the dollar amounts for 2007 and 2006 financial statement reporting purposes for the fair value of stock options granted to each of the named executives in each of those years in accordance with SFAS 123R. For information on the valuation assumptions with respect to these grants, refer to footnote 2(o) of our financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC. These amounts reflect the accounting expense of these awards for financial statement reporting purposes that was recognized in 2007 and 2006 for these awards and may or may not reflect the actual value that will ultimately be realized by the named executives in connection with these awards. See the "Grants of Plan-Based Awards" table for information on the grant date fair value of options granted in 2007.

(B)
This amount represents the value attributable to the executive's personal use of a company-provided automobile, the expenses attributable to the executive's and his spouse's participation in a trip for our sales employees as a reward for such employees' achievement of certain sales targets for 2005 (with respect to 2006 compensation), company-paid premiums for life insurance, accidental death and dismemberment, short-term disability and long-term disability coverage, and company-paid matching contributions to the executive's 401(k) plan.

(C)
Mr. Capobianco's employment with us terminated on August 14, 2007.

(D)
This amount represents company-paid premiums for life insurance, short-term disability and long-term disability coverage, company-paid matching contributions to the executive's 401(k) plan and severance paid to or accrued for Mr. Capobianco in connection with his resignation. See "Potential Payments Upon Termination or Change-In-Control—Severance Letter Agreement with John H. Capobianco" below for a description of Mr. Capobianco's severance agreement.

(E)
This amount represents an annual cash incentive pursuant to the executive's employment agreement based upon our annual net increase in revenue. See "Compensation Discussion and Analysis" for a discussion of the terms of Mr. Capobianco's cash incentive arrangement.

(F)
This amount represents the value attributable to the executive's and his or her spouse's participation in a trip for our sales employees as a reward for such employees' achievement of certain sales targets for 2005, company-paid premiums for life insurance, accidental death and dismemberment, short-term disability and long-term disability coverage, and company-paid matching contributions to the executive's 401(k) plan.

(G)
This amount represents company-paid premiums for life insurance, short-term disability and long-term disability coverage, and company-paid matching contributions to the executive's 401(k) plan.

(H)
Mr. Nall's employment with us terminated on April 15, 2008.

(I)
This amount represents company-paid premiums for life insurance and short-term disability and long-term disability coverage.

(J)
Dr. DePhillips's employment with us terminated on October 1, 2007.

(K)
This amount represents cash commissions earned in the respective period under the cash incentive arrangement with the executive. See "Compensation Discussion and Analysis" for a discussion of the terms of Dr. DePhillips cash incentive arrangement.

(L)
Mr. Paddock's employment with us began on July 23, 2007.

(M)
This amount represents a revocable draw against future annual cash bonuses that Mr. Paddock may earn in fiscal years 2008 through 2011 pursuant to the terms of his employment agreement. See "Compensation Discussion and Analysis" for a discussion of the terms of Mr. Paddock's cash incentive arrangement.

(N)
Ms. Timlin-Hoag ceased serving as one of our executive officers in April 2008.

        We have employment contracts with David St.Clair, Scott Paddock and Carl E. Smith. Please see a description of the contracts below in the "Potential Payments Upon Termination or Change-In-Control" section of this proxy statement.

Grants of Plan-Based Awards

        The following table contains information concerning each grant of an award under our employee benefit plans made to a named executive officer during the year ended December 31, 2007. Certain non-equity incentive plan awards granted to Messrs. Capobianco and DePhillips represent the threshold, target and maximum payouts designated under our cash incentive arrangements with such individuals as discussed in "Compensation Discussion and Analysis" above. Certain equity incentive plan awards granted to Mr. Nall represent the threshold, target and maximum payouts designated pursuant to his performance option grant as discussed in "Compensation Discussion and Analysis" above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		Estimated Possible Payouts Under Equity Incentive Plan Awards				All Other Option Awards: Number of Securities Underlying Options: (#)(A)
											Grant Date Fair Value of Stock and Option Awards (B)
									Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date			Threshold (#)	Target (#)		Maximum (#)
David St.Clair	July 18, 2007	—		—	—		—	125,000		$10.00		$293,913
John H. Capobianco	July 18, 2007	(C	)	—	—		—	125,000		$10.00		$293,913
Carl E. Smith	—	—		—	—		—	—		—		—
Ronald D. Nall	July 18, 2007 August 16, 2007	— —		— 37,500	— 37,500	(D)	— 37,500	150,000 —	$ $	10.00 4.00	$ $	352,695 94,811
Henry A. DePhillips, III, M.D.	—	(E	)	—	—		—	—		—		—
Scott Paddock	August 16, 2007	—		—	—		—	40,000		$4.00		$101,132
Mary Jo Timlin-Hoag	April 26, 2007	—		—	—		—	37,500		$5.38		$138,034
(A)
This column shows the number of stock options granted in 2007 to the named executives under our 2006 Equity Incentive Plan. These options vest and become exercisable in four equal, annual installments beginning one year from the date of initial grant.

(B)
This column shows the full grant date fair value of stock options under SFAS 123R granted to the named executives in 2007. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the award's vesting schedule. The fair value shown for stock option awards is accounted for in accordance with SFAS 123R. For additional information on the valuation assumptions, refer to footnote 2(o) of our financial statements in the Form 10-K for the year ended December 31, 2007, as filed with the SEC.

(C)
Mr. Capobianco was entitled to receive a cash incentive under his employment agreement based upon our annual net increase in revenue as compared to the previous year. There were no thresholds, maximums or targets with respect to this compensation. Mr. Capobianco terminated his employment with us on August 14, 2007 and will not receive a cash incentive bonus for 2007. See "Potential Payouts Upon Termination or Change-In-Control—Severance Letter Agreement with John H. Copabianco" section of this proxy statement.

(D)
See "Compensation Discussion and Analysis" section of this Proxy Statement for a discussion of the features of Mr. Nall's performance vesting option.

(E)
Dr. DePhillips was entitled to receive cash commissions under his cash incentive arrangement with us. See "Compensation Discussion and Analysis" for a discussion of the terms of Dr. DePhillips cash incentive arrangement. There were no thresholds, maximums or targets with respect to this compensation. See "Summary Compensation Table" for a discussion of the 2007 payments made to Dr. DePhillips in connection with his cash incentive arrangement.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options to purchase shares of our common stock for each of our named executive officers as of December 31, 2007.

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(A)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Exercise Price			Expiration Date
David St.Clair	31,250 43,750 31,250 31,250	31,250 43,750 93,750 93,750		— — — —		$ $ $ $	0.55 0.55 22.00 10.00	(D)	10/26/2009 5/3/2010 7/18/2016 7/18/2016
Total	137,500	262,500		0
John H. Capobianco	125,000	0		—			$10.00		12/31/2008
Total	125,000	0		0
Carl E. Smith	40,000 50,000 22,500 50,625 4,500	0 0 7,500 29,375 0	(B)	— — — — —		$ $ $ $ $	0.50 0.50 0.50 0.50 2.26		12/14/2011 4/25/2013 8/5/2014 8/23/2015 5/2/2008
Total	167,625	36,875		0
Ronald D. Nall	37,500 37,500 —	112,500 112,500 —		— — 37,500	(C)	$ $ $	22.00 10.00 4.00	(D)	(E) (E) (E)
Total	75,000	225,000		37,500
Scott Paddock	0	40,000		—			$4.00		8/16/2017
Total	0	40,000		0
Mary Jo Timlin-Hoag	3,750 3,750 0	1,250 3,750 37,500		— — —		$ $ $	0.50 0.50 5.38		12/17/2014 5/3/2015 4/26/2017
Total	7,500	42,500		0
(A)
All options listed above vest at a rate of 25% per year over the first four years of the option term except as set forth in note B below.

(B)
This grant was for 80,000 options, 16,875 of which were fully vested on the date of grant (August 23, 2005) and an additional 16,875 that vested on each of August 23, 2006 and 2007. The options that are unexercisable as of December 31, 2007 related to this option grant become exercisable on August 23, 2008.

(C)
See "Compensation Discussion and Analysis" section of this Proxy Statement for a discussion of the features of Mr. Nall's performance vesting option.

(D)
On April 26, 2007, our Board of Directors and Compensation Committee approved an amendment to the terms of these options to decrease the exercise price from $22 per share to $10 per share, the offering price of our common stock in our December 2006 initial public offering. On July 18, 2007, in order to rectify any possible Nasdaq listing violation resulting from the lack of shareholder approval for the reduction in the exercise price of the options, we reinstated the exercise price of these to $22 per share.

(E)
Pursuant to the terms of his severance agreement, we agreed to extend the expiration date of Mr. Nall's vested stock options until December 31, 2008. All unvested stock options held by Mr. Nall terminated on the date of his resignation, April 15, 2008. See "Potential Payments Upon Termination or Change-In-Control—Severance Agreement with Ronald D. Nall."

Option Exercises and Stock Vested

        The following table contains information regarding option award exercises during the year ended December 31, 2007 for each of our named executive officers.

	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
David St.Clair	147,500	$741,075
John H. Capobianco	821,000	$2,365,192
Carl E. Smith	0	$0
Ronald D. Nall	0	$0
Henry A. DePhillips, III, M.D.	71,875	$127,028
Scott Paddock	0	$0
Mary Jo Timlin-Hoag	0	$0

Potential Payments Upon Termination or Change-In-Control

  Employment Agreement with David St.Clair

        We entered into an employment agreement with David St.Clair, our Chairman and Chief Executive Officer, on January 1, 2003, which was amended on July 18, 2006. The agreement is for a term of three years and thereafter the agreement automatically extends for successive one year periods absent notice of non-renewal from either party.

        The terms of the agreement permit us to terminate Mr. St.Clair with or without "cause" and Mr. St.Clair may resign at any time. If Mr. St.Clair's employment with us is terminated due to his death or disability, he or his estate will be entitled to receive his base salary accrued through the date of termination, any annual bonus earned but not yet paid with respect to a calendar year ending prior to the date of the termination and any life or disability benefits payable under our employee benefit plans. In addition, the retirement, disability and life insurance plans available to Mr. St.Clair are generally available to all of our employees.

        If we terminate Mr. St.Clair without "cause," we will pay Mr. St.Clair:

  •
  his base salary accrued through the date of termination;

  •
  any annual bonus earned but not yet paid with respect to a calendar year ending prior to the date of the termination; and

  •
  an aggregate amount equal to his annual base salary at the time of termination, which equaled $315,000 as of December 31, 2007, paid over the following 12 months.

        If Mr. St.Clair's employment with us terminates within 18 months after a "change in control" as a result of an "involuntary termination" or a termination by us without "cause" we will pay Mr. St.Clair:

  •
  his base salary accrued through the date of termination;

  •
  any annual bonus earned but not yet paid with respect to a calendar year ending prior to the date of the termination;

  •
  waiver of all applicable premiums to be paid for statutory post-employment healthcare insurance for a period of 12 months, the value of which is estimated to be $12,772 as of December 31, 2007; and

  •
  a lump sum equal to 1.5 multiplied by the greater of (i) his base salary at the time of such termination or (ii) his base salary at the time of the "change in control," which multiplication, as of December 31, 2007, results in an amount equal to $472,500.

        In addition, in such case, all of Mr. St.Clair's stock options will become exercisable and all forfeiture conditions on Mr. St.Clair's restricted stock will lapse. As of December 31, 2007, the difference between the exercise price and closing common stock price of Mr. St.Clair's options subject to acceleration amounted to $175,500. Please note however, that because the value realized upon the exercise of an option depends on the value of our common stock on the exercise date, the foregoing number only reflects the difference between the exercise price and closing common stock price at December 31, 2007 and may or may not ultimately reflect the value ultimately realized by Mr. St.Clair.

        Under the agreement, all payments to Mr. St.Clair are subject to reduction to the extent that the reduction would avoid the imposition of certain "golden parachute" excise taxes and thereby increase his net after-tax proceeds.

        The payment of any severance benefits under the agreement is conditioned upon the execution by Mr. St.Clair of a release. In addition, Mr. St.Clair is subject to confidentiality and proprietary information covenants and two-year non-competition and non solicitation covenants following termination of employment.

        For purposes of the agreement, "cause" means any of: (i) commission of a felony or an act of fraud, theft, embezzlement or other gross misconduct; (ii) misuse, misappropriation or disclosure of any of our confidential information, directly or indirectly, or use of it in any way, except as required or permitted in the course of Mr. St.Clair's employment; (iii) willful or reckless conduct which endangers the safety of other persons or property during the course of his employment or while on premises leased or owned by us; (iv) conviction of alcohol abuse or the use of illegal drugs; (v) material breach by Mr. St.Clair of the employment agreement or of any duty owed to us or our shareholders, which breach is not cured within ten (10) days following delivery to Mr. St.Clair of written notice identifying the actions, omissions or occurrences constituting such breach; or (vi) material refusal by Mr. St.Clair to perform his duties under the agreement, which refusal is not cured within 30 days following delivery to Mr. St.Clair of written notice identifying the actions, omissions or occurrences constituting such failure or refusal.

        For purposes of the agreement, "involuntary termination" means any of: (i) the assignment to Mr. St.Clair of duties or responsibilities materially inconsistent with his status as our Chief Executive Officer; (ii) a material, adverse change in Mr. St.Clair's title or authority; (iii) a material reduction in Mr. St.Clair's base salary; or (iv) the relocation of Mr. St.Clair to a facility or a location more than 50 miles from Mr. St.Clair's then present worksite, without Mr. St.Clair's express written consent.

        In addition, for purposes of this agreement, "change in control" means any of: (i) any person becoming the "beneficial owner," directly or indirectly, of our securities representing fifty percent (50%) or more of the total voting power represented by our then outstanding voting securities; (ii) our consummation of a merger or consolidation with any other corporation, other than a merger or consolidation which would result in our voting securities outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by our voting securities or such surviving entity outstanding immediately after such transaction; (iii) our liquidation; or (iv) our sale or disposition of all or substantially all of our assets.

  Employment Agreement with Scott Paddock

        We entered into an employment agreement with Scott Paddock, our Executive Vice President, Client Solutions, on December 11, 2007. The agreement has no specific expiration date. The terms of the agreement permit us to terminate Mr. Paddock with or without "cause" and Mr. Paddock may resign at any time. If Mr. Paddock's employment is terminated due to his death or disability, he or his estate will be entitled to receive his base salary accrued through the date of termination and any life or disability benefits payable under our employee benefit plans.

        If we terminate Mr. Paddock without cause, we will pay Mr. Paddock:

  •
  his base salary through the date of termination;

  •
  any annual bonus earned but not yet paid with respect to any calendar year ending prior to the date of termination;

  •
  an aggregate amount equal to one-half his annual base salary at the time of termination paid over the six month period following the date of his termination, the value of which is estimated to be $112,500 as of December 31, 2007; and

  •
  waiver of applicable premiums to be paid for post-employment healthcare insurance for a period for six months from the date of termination, the value of which is estimated to be $12,579 as of December 31, 2007.

        If Mr. Paddock's employment with us terminates within twelve months after a "change in control" as a result of a resignation for "good reason" or a termination by us without "cause", we will pay Mr. Paddock:

  •
  his base salary through the date of termination;

  •
  any bonuses earned but not yet paid with respect to a calendar year ending prior to the date of the termination;

  •
  an aggregate amount equal to one year's base salary at the time of termination paid over the twelve month period following the date of his termination, the value of which is estimated to be $225,000 as of December 31, 2007; and

  •
  waiver of applicable premiums to be paid for post-employment healthcare insurance for a period of twelve months from the date of termination, the value of which is estimated to be $25,158 as of December 31, 2007.

        In addition, in such case, Mr. Paddock will be credited with an additional twelve months of services from the date of termination with respect to determining the vested status of any stock options or other equity-based incentive awards previously awarded to him. As of December 31, 2007, Mr. Paddock's outstanding options which were subject to acceleration had no value since the closing price per share of our common stock as of that date was less than the per share exercise price of the options. However, because the value that Mr. Paddock may realize upon the exercise of an option depends upon the value of our common stock on the actual date of exercise, the value that Mr. Paddock may actually realize upon exercise may be different.

        Under the agreement, all payments to Mr. Paddock are subject to reduction to the extent that the reduction would avoid the imposition of certain "golden parachute" excise taxes and thereby increase his net after-tax proceeds.

        The payment of any severance benefits is conditioned upon the execution by Mr. Paddock of a release. Mr. Paddock is subject to confidentiality and proprietary information covenants and a one year non-competition and non-solicitation covenants following termination of employment. The non-competition and non-solicitation covenants are increased to two years in the event of Mr. Paddock's termination as a result of a change in control.

        For purposes of Mr. Paddock's employment agreement, "cause" means any of: (a) refusal, failure or inability to perform duties or to follow the lawful directives of his supervisor(s), which refusal, failure or inability continues for more than 15 days after written notice thereof; (b) misconduct, recklessness or gross negligence in the course of employment that is demonstrably injurious to us or our affiliates; (c) conviction of, or the entry of a plea of guilty or no contest to, a felony or a crime that could reasonably be expected to have an adverse effect on our operations, condition or reputation or have such an effect on our affiliates; (d) material breach of any agreement with, lawful policy of or fiduciary duty owed to us or our affiliates; (e) gross insubordination in the course of employment; or (f) alcohol abuse or use of controlled drugs other than in accordance with a physician's prescription.

        Furthermore, "good reason" means any of the following, without Mr. Paddock's prior consent: (a) a material, adverse change in title, authority or duties, including the assignment of duties materially inconsistent with his position; (b) relocation of principal worksite to a location outside the Philadelphia metropolitan area; or (c) a material breach by us of Mr. Paddock's employment agreement. The definition of "change in control" is substantially identical to the definition of this term in Mr. St.Clair's employment agreement, as described above.

  Employment Agreement with Carl E. Smith

        We entered into an employment agreement with Carl E. Smith, our Executive Vice President, Chief Financial Officer and Secretary, on February 19, 2008. The agreement has no specific expiration date. The terms of the agreement permit us to terminate Mr. Smith with or without "cause" and Mr. Smith may resign at any time. If Mr. Smith's employment is terminated due to his death or disability, he or his estate will be entitled to receive his base salary accrued through the date of termination; any bonuses earned but not yet paid for any calendar year ending prior to his death or disability; and any life or disability benefits payable under our employee benefit plans.

        If we terminate Mr. Smith without cause, we will pay Mr. Smith:

  •
  his base salary through the date of termination;

  •
  any annual bonus earned but not yet paid with respect to any calendar year ending prior to the date of termination;

  •
  an aggregate amount equal to one year's base salary at the time of termination paid over the twelve month period following the date of his termination, the value of which is estimated to be $225,000 as of December 31, 2007; and

  •
  waiver of applicable premiums to be paid for post-employment healthcare insurance for a period for twelve months from the date of termination, the value of which is estimated to be $12,772 as of December 31, 2007.

        If Mr. Smith's employment with us terminates within twelve months after a "change in control" as a result of a resignation for "good reason" or a termination by us without "cause", we will pay Mr. Smith:

  •
  his base salary through the date of termination;

  •
  any bonuses earned but not yet paid with respect to a calendar year ending prior to the date of the termination; and

  •
  waiver of applicable premiums to be paid for post-employment healthcare insurance for a period of twelve months from the date of termination, the value of which is estimated to be $12,772 as of December 31, 2007.

        In addition, in such case, Mr. Smith will be credited with an additional twelve months of services from the date of termination with respect to determining the vested status of any stock options or other equity-based incentive awards previously awarded to him. As of December 31, 2007, Mr. Smith held no options that were subject to acceleration under this provision.

        Under the agreement, all payments to Mr. Smith are subject to reduction to the extent that the reduction would avoid the imposition of certain "golden parachute" excise taxes and thereby increase his net after-tax proceeds.

        The payment of any severance benefits is conditioned upon the execution by Mr. Smith of a release. Mr. Smith is subject to confidentiality and proprietary information covenants and a one year non-competition and non-solicitation covenants following termination of employment. The non-competition and non-solicitation covenants are increased to two years in the event of Mr. Smith's termination as a result of a change in control.

        For purposes of Mr. Smith's employment agreement, "good reason" means any of the following, without Mr. Smith's prior consent: (a) a material, adverse change in title, authority or duties, including the assignment of duties materially inconsistent with his position; (b) relocation of principal worksite to a location greater than 30 miles from our corporate offices; or (c) a material breach by us of Mr. Smith's employment agreement. The definitions of "cause" and "change in control" are substantially identical to the definitions of those terms in Mr. Paddock's employment agreement, as described above.

  Unvested Options Held by Carl Smith and Mary Jo Timlin-Hoag

        Mr. Smith and Ms. Timlin-Hoag have been issued options to purchase our common stock under our Amended and Restated Stock Option Plan, some of which have not yet vested. In the event of a change in control, which is defined in the grant documents under the Amended and Restated Stock Option Plan as an agreement for the sale of all or substantially all of our assets or the sale of more than 50% of the outstanding shares of our common stock, all unvested options issued under the plan shall become immediately exercisable.

        As of December 31, 2007, the aggregate difference between the exercise price and closing common stock price of Mr. Smith's and Ms. Timlin-Hoag's options subject to acceleration was $88,131 and $11,950, respectively. Please note that because the value realized upon the exercise of an option depends on the value of our common stock on the exercise date, the foregoing number only reflects the difference between the exercise price and closing common stock price at December 31, 2007 and may or may not ultimately reflect the value ultimately realized by Mr. Smith and Ms. Timlin-Hoag.

  Severance Letter Agreement with John H. Capobianco

        In connection with the resignation of John H. Capobianco from his position as President and Chief Operating Officer and as a member of our board of directors on August 14, 2007, we entered into a letter agreement with Mr. Capobianco pursuant to which we agreed to: (a) pay Mr. Capobianco for any earned but unused paid time off; (b) continue his base salary for a period of six months following the date of his termination of employment with us; (c) accelerate the vesting of certain options to purchase 87,500 shares of our common stock and 125,000 shares of our common stock at an exercise price of $0.50 and $10.00, respectively, so that such options were fully vested and immediately exercisable as of August 14, 2007; (d) extend the post-termination exercise period of the aforementioned option to purchase 125,000 shares of our common stock so that the option will remain outstanding and exercisable until December 31, 2008; (e) release Mr. Capobianco from his obligation to repay us the $34,767 in excess compensation we erroneously paid to him; (f) pay the applicable premium for COBRA continuation coverage for Mr. Capobianco and his family for a period of six months following the date of his termination of employment with us with respect to coverage under our group medical insurance plan, and until December 31, 2007, with respect to his medical expense reimbursement account; and (g) reimburse him for up to $5,000 in reasonable legal fees incurred in connection with the review and documentation of his severance agreement. In connection with his resignation, we also entered into a Release and Non-Disparagement Agreement dated August 14, 2007 pursuant to which Mr. Capobianco provided us with a general release and agreed to certain restrictive covenants as set forth therein and in his employment agreement, including non-disparagement, non-competition and non-solicitation provisions.

  Severance Agreement with Ronald D. Nall

        In connection with the resignation of Ronald D. Nall from his position as our Executive Vice President and Chief Information Officer on April 15, 2008, we entered into a severance agreement and release with Mr. Nall pursuant to which we agreed to (i) pay Mr. Nall an amount equal to nine months of his gross base salary, which represents $168,750; (ii) pay the applicable premium for COBRA continuation coverage of medical and dental insurance for Mr. Nall and his dependents for a period of nine months; and (iii) extend the date by which all of Mr. Nall's vested stock options can be exercised until December 31, 2008. In addition, Mr. Nall provided us with a general release and agreed to certain restrictive covenants, including confidentiality and non-disparagement.

  Consulting Agreement with Timothy W. Wallace

        On April 21, 2008, we entered into a Consulting Agreement with Timothy W. Wallace to serve as our Interim President and Chief Operating Officer. Pursuant to the terms of the Consulting Agreement we have agreed to pay Mr. Wallace $6,500 per week and to continue to pay Mr. Wallace for his service as a member of our board of directors, except for service on any committees of the board of directors. Either we or Mr. Wallace may terminate his service with us at any time upon providing the other with thirty days advance written notice. Mr. Wallace has also agreed to certain restrictive covenants, including confidentiality and non-competition and non-solicitation provisions during his engagement with us and for a period of twelve months thereafter.

COMPENSATION COMMITTEE REPORT

        Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management. Based on the review and discussion, our Compensation Committee recommended to our full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and thereby incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2007. The Board of Directors accepted the Compensation Committee's recommendation. This report is made by the undersigned members of the Compensation Committee.

Mr. Thomas R. Morse, Chairperson Ms. Elizabeth A. Dow

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The audit committee of the board of directors has reviewed and discussed our audited consolidated financial statements for the year ended December 31, 2007 with our management; has discussed with Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board; and has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 and has discussed with Grant Thornton LLP their independence. Based on the review and discussions, our Audit Committee recommended to our full Board of Directors that the 2007 audited financial statements be included in our Annual Report on Form 10-K for filing with the SEC for the year ended December 31, 2007. The Board of Directors accepted the Audit Committee's recommendation. This report is made by the undersigned members of the Audit Committee.

Mr. Paul E. Blondin, Chairperson Ms. Elizabeth A. Dow (Ms. Dow was appointed to the Audit Committee after this report was adopted.) Mr. Thomas R. Morse

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be "soliciting material" or "filed" with the SEC and shall not be deemed to be incorporated by reference into any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Other than compensation agreements and other arrangements which are described in the "Executive Compensation" section of this proxy statement and the transactions described below, in the last fiscal year, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, holders of more than five percent of any class of our voting securities or any member of the immediate family of the foregoing persons had or will have a direct or indirect material interest.

        We believe that all of the transactions set forth below are on terms no less favorable to us than we could have obtained from unaffiliated third-parties.

Related Party Transaction Policy

        Our board of directors has adopted a written related party transaction policy, which provides that certain transactions must be approved by (i) our audit committee, or (ii) the disinterested members of our board of directors, and (iii) to the extent such transaction involves compensation, our compensation committee. Those transactions that require approval include transactions to which any of the following persons or entities is a party: (i) any executive officer or vice president or board member or board nominee or any immediate family member or affiliate of any of the foregoing, (ii) any five percent or more shareholder, or (iii) any entity in which any of the foregoing has a one percent or more ownership interest. Types of transactions excluded by the policy include transactions generally available to all of our employees and transactions involving solely matters of executive compensation, which transactions need only to be approved by our compensation committee.

        Transactions subject to review under this policy may proceed if they are approved by the disinterested members of our board of directors or if our audit committee finds that the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party, and, to the extent they involve compensation, if they are approved by our compensation committee.

Second Amended and Restated Registration Rights Agreement

        Pursuant to the provisions of the Second Amended and Restated Registration Rights Agreement dated as of September 25, 2001 by and among MEDecision, Inc. and the holders party thereto, the holders, who collectively beneficially own 23.97% of our common stock as of December 31, 2007, are entitled to certain registration rights with respect to the registration of those shares under the Securities Act. The holders who are entitled to such rights include Carl E. Smith, our Executive Vice President and Chief Financial Officer, funds affiliated with Grotech Capital Group V, LLC and funds associated with Liberty Ventures, each of which is an affiliate of the company by virtue of their beneficial ownership of our common stock or their affiliation with a member of our board of directors.

Indemnification Agreements and Directors and Officers Liability Insurance

        Our second amended and restated bylaws limit the personal liability of our directors to us or our shareholders for monetary damages for breaches of fiduciary duty as a director to the fullest extent permitted by the Pennsylvania Business Corporation Law of 1988. In addition, we maintain directors and officers liability insurance to provide directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts, including liabilities with respect to the Securities Act. We also have entered into indemnification agreements to indemnify our directors and executive officers.

Consulting Agreement

        For a description of the consulting agreement between us and Timothy Wallace, see "Executive Officers and Executive Compensation—Consulting Agreement with Timothy W. Wallace" above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors and any persons who own more than 10% of our common stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of the copies of any Section 16(a) forms received by us or written representations from the Reporting Persons, we believe that with respect to the fiscal year ended December 31, 2007, all the Reporting Persons complied with all applicable filing requirements.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have appointed Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm to perform the audit of our consolidated financial statements for fiscal year 2007. Representatives of Grant Thornton will be present at the Annual Meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions from shareholders.

        In deciding to engage Grant Thornton, our audit committee noted that there were no auditor independence issues raised with Grant Thornton. Additionally, we have been advised by Grant Thornton that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries.

        Our audit committee reviews audit and non-audit services performed by Grant Thornton, as well as the fees charged by Grant Thornton for such services. In its review of non-audit service fees, the audit committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the audit committee and its activities with Grant Thornton can be found in the following sections of this proxy statement: "Board Committees—Audit Committee," at page 11 and "Report of the Audit Committee of the Board of Directors" at page 35.

        On March 14, 2006, upon the authorization of our board of directors acting on the recommendation of the audit committee of the board of directors, we selected Grant Thornton as our independent registered public accounting firm. We did not consult with Grant Thornton on any financial or accounting reporting matters before its appointment. KPMG LLP ("KPMG") was previously our principal accountants.

        Also on March 14, 2006, upon the authorization of our board of directors acting on the recommendation of our audit committee, we dismissed KPMG as our independent registered public accounting firm. The audit report of KPMG on our consolidated financial statements as of and for the year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report contained a separate paragraph stated as follows: "We also audited the adjustments described in Note 3 to the accompanying consolidated financial statements that were applied to restate the 2003 financial statements. The consolidated financial statements of the company as of December 31, 2003 were audited by other auditors whose report thereon dated February 25, 2004, expressed an unqualified opinion on those statements, before the restatement described in Note 3 to the consolidated financial statements."

        In connection with the audit of the year ended December 31, 2004, and the subsequent interim period through March 14, 2006, there were (i) no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with its report to the subject matter of the disagreements, and (ii) no reportable events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K, except that KPMG reported orally to and discussed with our audit committee on December 16, 2005 that during its audit of the consolidated financial statements as of and for the year ended December 31, 2004, it noted material weaknesses in internal controls related to accounting for revenue recognition, accounting for the accretion of costs and dividends related to preferred stock and accounting for income taxes, as more specifically described below. We have authorized KPMG to respond fully to any inquiries by our successor independent registered accounting firm, Grant Thornton, regarding these material weaknesses.

Pre-Approval Policy and Procedures

        All services provided by Grant Thornton were pre-approved by our audit committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm's independence in the conduct of its auditing functions. Our audit committee has adopted a pre-approval policy for services provided by the independent registered public accounting firm. Under the policy, our audit committee has pre-approved the provision by the independent registered public accounting firm of services that fall within specified categories (such as statutory audits or financial audit work for subsidiaries, services associated with SEC registration statements and consultations by management as to accounting interpretations) but only up to specified dollar amounts. Any services that exceed the pre-approved dollar limits, or any services that fall outside of the general pre-approved categories, require specific pre-approval by the audit committee. If our audit committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to our audit committee at its next meeting.

Independent Public Accountants' Fees

        The following table sets forth approximate aggregate fees billed to us for 2007 and 2006 by our independent public accountants:

Fees	2007	2006
Audit Fees(1)	$283,526	$1,763,893	(4)
Audit-Related Fees(2)	$57,070	—
Tax Fees(3)	$14,420
All Other Fees	—	—

Total Fees	$355,016	$1,763,893

    (1)
    Audit fees include fees for the audit of consolidated financial statements and fees for services that are normally provided by an independent auditor in connection with statutory and regulatory filings.

    (2)
    Audit related fees include fees billed for assurance and related services and primarily relate to discussions regarding our internal control design and testing with respect to compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and discussions regarding recent FASB pronouncements.

    (3)
    Tax fees consisted of fees for services related to tax compliance and reporting and tax consulting.

    (4)
    Fees were billed by Grant Thornton, our independent public accountants since March 14, 2006, and consisted principally of services in connection with our initial public offering.

SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

        Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934 for inclusion in our proxy statement and form of proxy for our 2009 annual meeting of shareholders must be received by us no later than December 19, 2008, and must comply with the requirements of the proxy rules promulgated by the SEC.

        In accordance with our current bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2009 annual meeting of shareholders, other than a shareholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, a shareholder's notice must be delivered to, or mailed and received at, our principal executive offices, together with all supporting documentation required by our bylaws not prior to February 27, 2009, nor later than March 28, 2009. Shareholder proposals should be addressed to our Secretary, MEDecision, Inc., 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania, 19087.

OTHER BUSINESS

        Our board of directors does not presently intend to bring any other business before the meeting, and, so far as is known to our board of directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

2007 ANNUAL REPORT

        Copies of our Annual Report on Form 10-K for the year ended December 31, 2007 are being furnished with this proxy statement to shareholders of record as of the record date for the annual meeting, including the consolidated financial statements and footnotes, a financial schedule and a list of exhibits, as filed with the SEC. Our Annual Report on Form 10-K is also available on our website at http://investorrelations.medecision.com/sec.cfm.

MEDECISION, INC.
Admission Ticket

MEDecision, Inc. 2008 Annual Meeting of Shareholders

Tuesday, May 27, 2008
10:00 a.m. (Local Time)

601 LEE ROAD
CHESTERBROOK CORPORATE CENTER
WAYNE, PENNSYLVANIA 19087

MEDECISION, INC.
ANNUAL MEETING OF SHAREHOLDERS—MAY 27, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MEDECISION, INC.

        The undersigned, revoking all previous proxies, hereby appoints David St.Clair and Carl E. Smith, and each of them acting individually, with full power of substitution, as the proxy of the undersigned to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares of Common Stock of MEDecision, Inc., a Pennsylvania corporation, that the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. (local time) on May 27, 2008, at MEDecision's offices located at 601 Lee Road, Chesterbrook Corporate Center, Wayne, Pennsylvania 19087 and at any adjournment or postponement thereof.

        The Board of Directors of MEDecision, Inc. recommends a vote FOR the following actions set forth below:

1.	Election of Class II Director
	01.	☐ FOR Election of Paul E. Blondin as a Class II Director to Serve through the 2011 Annual Meeting of Shareholders	☐ WITHHOLD authority
2.	In their discretion to act on any other matter or matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS, THE 2008 PROXY STATEMENT AND THE ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007 ON FORM 10-K PRIOR TO THE EXECUTION OF THIS PROXY.

        PLEASE COMPLETE, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

Dated:	, 2008

Signature
Signature (if held jointly)

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.

PLEASE INDICATE WHETHER YOU WILL ATTEND THE ANNUAL MEETING.

I do plan ☐ do not plan ☐ to attend the Annual Meeting.

If you are a SHAREHOLDER OF RECORD and do not plan to attend the annual meeting and do not wish to vote by proxy, then please vote according to the telephone or Internet instructions on the back side of this proxy card.

YOUR VOTE IS IMPORTANT
VOTE TODAY IN ONE OF THREE WAYS:

1.	VOTE BY INTERNET: Log-on to www.votestock.com Enter your control number printed below Vote your proxy by checking the appropriate boxes Click on "Accept Vote"
OR
2.
VOTE BY TELEPHONE: After you call the phone number below, you will be asked to enter the control number at the bottom of the page. You will need to respond to only a few simple prompts. Your vote will be confirmed and cast as directed.
Call toll-free in the U.S. or Canada at 1-866-626-4508 on a touch-tone telephone
OR
3.	VOTE BY MAIL: If you do not wish to vote over the Internet or by telephone please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

You may vote by Internet or telephone 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 p.m., Eastern Daylight Time, on May 26, 2008. Your Internet or telephone vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

QuickLinks

601 LEE ROAD CHESTERBROOK CORPORATE CENTER WAYNE, PENNSYLVANIA 19087
601 LEE ROAD CHESTERBROOK CORPORATE CENTER WAYNE, PENNSYLVANIA 19087
NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 27, 2008
ABOUT THE ANNUAL MEETING
HOW DO I VOTE?
PROPOSAL NO. 1 ELECTION OF DIRECTOR
The board of directors recommends a vote for the election of the nominated director.
BOARD OF DIRECTORS
STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION
Summary Compensation Table
COMPENSATION COMMITTEE REPORT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS
OTHER BUSINESS
2007 ANNUAL REPORT